UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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QUALITY SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

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Quality Systems, Inc. Issues Special Bulletin Announcing that Prohibited Trading By Ahmed Hussein Contributed to QSI Share Price Decline

IRVINE, Calif. – July 31, 2012 -- Quality Systems, Inc. (NASDAQ: QSII) announced today that it has issued a special bulletin to its shareholders announcing its belief that prohibited trading by Ahmed Hussein contributed to QSI share price decline.  The special bulletin appears below:

*** SPECIAL BULLETIN FOR QSI SHAREHOLDERS***

PROHIBITED TRADING BY AHMED HUSSEIN
CONTRIBUTED TO QSI SHARE PRICE DECLlNE

Sale of More than 1.45 Percent of QSI Stock Jeopardizes Shareholder Value

Actions in Direct Violation of Company Policy

Fellow Shareholders:

In our July 23rd letter, we alerted you to the fact that Ahmed Hussein, a dissident member of the Quality Systems Board, and a shareholder in the company who has proposed a slate of director nominees to take over seven of the nine seats on our Board, pledged all of his shares of QSI as collateral in margin accounts in flagrant violation of QSI’s insider trading policy.  In that letter, we also told you that we adopted this policy because margin investing, especially by a large investor such as Mr. Hussein, can have a significant negative effect on a company’s stock and valuation.  Company policies prohibiting insiders from pledging company securities as collateral have become increasingly common and are now recognized as best practice for good corporate governance.

We want you to know that on July 26th, a representative of an investment firm in which Mr. Hussein has a margin account notified QSI representatives that at least 800,000 shares of QSI common stock pledged by Mr. Hussein had been sold as a result of a margin call.  In an SEC filing, Mr. Hussein confirmed today that a total of 862,047 shares (representing 1.45 percent of the company’s outstanding common stock) were sold on July 26th.  The next day, another representative of this investment firm advised that additional shares were being liquidated to meet the firm’s margin call.  Then, on July 30th, a compliance officer from a different investment firm notified a QSI representative that the firm was liquidating an additional 125,000 shares of QSI stock held by Mr. Hussein following a margin call on his account.  In addition to violating the company’s policy prohibiting margin accounts, Mr. Hussein also sold these shares during a “black out period” in violation of the company’s insider trading policy.

The company does not know at this time the full extent of any future sales of Mr. Hussein’s QSI stock by investment firms in which Mr. Hussein has a margin account or the future effect of such selling on QSI’s stock price and the value of your investment.  However, the Company believes that his violations of company policy and his financial problems that caused the forced sale of a significant amount of QSI stock contributed to the recent decline in the company’s share price and may continue to negatively affect the stock.

We feel this information is critical for you to know as it represents serious risks to the value of your investment.  We urge you to consider the following:

•
Mr. Hussein has repeatedly told the company that he refuses to comply with the Board’s current insider trading policy, which was duly adopted over a year ago by all of the members of our Board other than Mr. Hussein.

•
Mr. Hussein holds all of his remaining shares (9,333,700 shares prior to the forced sales described here, representing 15.7 percent of the company’s outstanding shares as of June 18, 2012) in margin accounts, which is in direct violation of the company’s insider trading policy.

•
  The Board believes that the restriction against insiders from margining company stock addresses important risks to shareholders and protects the value of your investment. Margin investing, especially by a large shareholder such as Mr. Hussein, can have a significant impact on a company’s stock price and valuation.  We believe that the recent sales of a significant number of QSI shares by Mr. Hussein resulting from margin calls demonstrates this point.

•
 The company was not aware of Mr. Hussein’s margin accounts or the extent to which he had pledged his QSI shares until recently, because he repeatedly failed to disclose the accounts in directors and officers questionnaires distributed by company management to all insiders.

•
A number of major companies have made headlines when insiders were forced to liquidate significant insider holdings to cover margin calls, negatively impacting shareholder value and the company’s reputation.

We believe that Mr. Hussein’s actions put his own economic interest ahead of good corporate governance, and put the value of your investment at risk.  We ask you for your support and urge you to take action today by voting the WHITE proxy card FOR the company’s nominees to protect your investment and the future of QSI.

Please visit our website (www.qsi2012proxy.com) for additional information about Mr. Hussein’s actions.

end

INFORMATION REGARDING PARTICIPANTS

Information concerning the company and our directors, director nominees, and certain executives who are or may be participants in the solicitation of proxies in connection with the company’s upcoming 2012 annual meeting of shareholders is available in the preliminary proxy statement filed by the company with the SEC on June 25, 2012.

ADDITIONAL INFORMATION

On June 25, 2012, the company filed a preliminary proxy statement in connection with its 2012 annual meeting of shareholders. Prior to the annual meeting, the company will furnish a definitive proxy statement to its shareholders, together with a proxy card. Company shareholders are strongly advised to read the definitive proxy statement and the accompanying proxy card when they become available, as they will contain important information. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to such proxy statement, and other documents filed by the company with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov.  Copies of the definitive proxy statement and any amendments and supplements to such proxy statement may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

Statements made in this document, the proxy statements to be filed with the Securities and Exchange Commission, communications to shareholders, press releases and oral statements made by our representatives that are not historical in nature, or that state our or management’s intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements can often be identified by the use of forward-looking , such as “could,” “ should,” “will, ”  “will be,” “will lead,” “will assist, ” “intended,”  “ continue,” “believe,”  “may,” “ expect,” “hope, ” “anticipate,”  “goal,” “forecast,” “ plan, ” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance.

Forward-looking statements involve risks, uncertainties and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk factors discussed under “Risk Factors” in our Annual Report on Form 10-K for fiscal year ended March 31, 2012, as well as factors discussed elsewhere in this and other reports and documents we file with the Securities and Exchange Commission. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law. Interested persons are urged to review the risks described under “Risk Factors” and in “ Management ’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year ended March 31, 2012, as well as in our other public disclosures and filings with the  Securities and Exchange Commission.

Investor Contacts:
Steven Plochocki, CEO
(949) 255-2600
splochocki@qsii.com
or
Larry Dennedy
MacKenzie Partners
(212) 929-5500

Media Contacts:
Susan J. Lewis
(303) 804-0494
slewis@qsii.com
or
Tom Johnson or Mike Pascale
Abernathy MacGregor
(212) 371-5999